Exhibit 99.1

Investor Contact:	Media Contact:
Robert LaFleur	Erin Pagán
407-613-3327	407-613-3771
Robert.Lafleur@hgv.com	Erin.Pagan@hgv.com

FOR IMMEDIATE RELEASE

Hilton Grand Vacations Reports First-Quarter 2018 Results

ORLANDO, Fla. (May 2, 2018) – Hilton Grand Vacations Inc. (NYSE:HGV) (“HGV” or “the Company”) today reports its first-quarter results. Highlights include:

•	First-quarter results reflect the adoption of ASC 606 and may not be directly comparable to prior periods.
•	Adoption of ASC 606 reduced first-quarter reported revenues and operating expenses by $63 million and $30 million, respectively.
•	Diluted EPS was $0.30 and net income was $30 million for the first quarter.
•	Adjusted EBITDA was $62 million for the first quarter.
•	Contract sales for the first quarter increased 14.6 percent from the same period in 2017.
•	Net Owner Growth (NOG) for the 12 months ending March 31, 2018, was 7.1 percent.
•

HNA HLT Holdco I LLC, an affiliate of HNA Tourism Group Co., Ltd., completed the sale of its entire 24.75 million holdings of HGV shares, including 2.5 million shares that were repurchased by the Company.

•	HGV formed a joint venture with Strand Capital Group, LLC, to develop its first resort in Charleston, South Carolina.

Overview

For the three months ended March 31, 2018, diluted EPS was $0.30 compared to $0.51 for the three months ended March 31, 2017. Net income was $30 million for the three months ended March 31, 2018, compared to $50 million for the three months ended March 31, 2017, and adjusted EBITDA was $62 million for the three months ended March 31, 2018, and $94 million for the three months ended March 31, 2017.

Adoption of ASC 606 reduced net income for the three months ended March 31, 2018, by $24 million, or EPS of $0.24 per diluted share, compared to the previous accounting guidance. The comparable impact on adjusted EBITDA for the three months ended March 31, 2018, was $33 million.

Total revenues for the three months ended March 31, 2018, were $367 million, compared to $399 million for the three months ended March 31, 2017.  Adoption of ASC 606 reduced first-quarter reported revenues by $63 million.

“2018 is off to a strong start as we saw solid first-quarter operating performance across all of our businesses, including mid-teens growth in both contract sales and resort and club segment adjusted EBITDA,” says Mark Wang, president and CEO of Hilton Grand Vacations. “Given this momentum and our outlook for the balance of the year, we are raising our full-year contract sales and adjusted EBITDA guidance. We just announced our new project in Charleston and feel great about our development momentum and the record number of projects we expect to launch this year.”

Segment Highlights – First Quarter

Real Estate Sales and Financing

Real estate sales and financing segment revenue was $241 million in the first quarter of 2018, a decrease of 14.8 percent compared to the same period in 2017. Real estate sales and financing segment adjusted EBITDA was $44 million in the first quarter of 2018, compared to $83 million in the same period in 2017. Real estate sales and financing segment adjusted EBITDA margin as a percentage of real estate sales and financing segment revenues was 18.3 percent in the first quarter of 2018, compared to 29.3 percent for the same period in 2017.

Contract sales were $329 million in the first quarter of 2018, an increase of 14.6 percent compared to the same period in 2017. Fee-for-service contract sales represented 51.7 percent of total contract sales in the first quarter of 2018, compared to 60.3 percent in the same period in 2017. Tours increased 7.3 percent to 77,700 in the first quarter of 2018, compared to the same period in 2017. Volume Per Guest (VPG) for the first quarter of 2018 was $3,997, an increase of 7.0 percent compared to the same period in 2017.

First-quarter results reflect the adoption of ASC 606, which has a significant impact on how the Company recognizes revenues. Under ASC 606, HGV defers the recognition of revenue and all related direct expenses for sales of Vacation Ownership Intervals (VOIs) under construction until construction is complete. Previously, the Company had recognized these revenues and expenses using the percentage of completion method. In the first quarter of 2018, HGV deferred recognition of $59 million of sales of VOIs, net, and $26 million of related direct expenses.

Financing revenues were $38 million in the first quarter of 2018, an increase of 8.6 percent compared to the same period in 2017.

The weighted average FICO score of new loans made to U.S. and Canadian borrowers at the time of origination was 750 for the three months ended March 31, 2018, compared to 743 for the three months ended March 31, 2017. For the three months ended March 31, 2018, 63.6 percent of HGV’s sales were to customers who financed part of their purchase.

As of March 31, 2018, gross timeshare financing receivables were $1.2 billion with a weighted average interest rate of 12.2 percent and a weighted average remaining term of 7.7 years. As of March 31, 2018, 2.4 percent of HGV’s financing receivables were more than 30 days past due and not in default.

Resort Operations and Club Management

Resort operations and club management segment revenue was $98 million in the first quarter of 2018, an increase of 11.4 percent compared to the same period in 2017. Resort operations and club management segment adjusted EBITDA was $59 million in the first quarter of 2018, compared to $51 million in the same period in 2017. Resort operations and club management segment adjusted EBITDA margin as a percentage of resort operations and club management segment revenues was 60.2 percent in the first quarter of 2018, compared to 58.0 percent for the same period in 2017.

Inventory

As of March 31, 2018, the estimated contract sales value of HGV’s pipeline of available inventory was approximately $6.5 billion at current pricing or approximately 4.9 years of sales at the current trailing 12-month sales pace. As of March 31, 2018, the estimated contract sales value of HGV’s pipeline of available owned inventory was approximately $3.6 billion or approximately 2.7 years of sales. As of March 31, 2018, the estimated contract sales value of HGV’s pipeline of available fee-for-service inventory was approximately $2.9 billion or approximately 2.2 years of sales.

Of the current pipeline of available inventory, 45 percent is considered just-in-time and 44 percent is considered fee-for-service. As such, the Company considers 89 percent of the pipeline of available inventory as of March 31, 2018, to be from capital-efficient sources.

Balance Sheet and Liquidity

As of March 31, 2018, HGV had $479 million of corporate debt outstanding with a weighted average interest rate of 5.4 percent and $544 million of non-recourse debt outstanding with a weighted average interest rate of 2.5 percent.

Total cash was $154 million as of March 31, 2018, including $69 million of restricted cash.

Free cash flow, which the Company defines as cash from operating activities, less non-inventory capital spending, was $7 million for the three months ending March 31, 2018, compared to $125 million for the three months ending March 31, 2017. Adjusted free cash flow, which the Company defines as free cash flow less non-recourse debt activity, net was ($32) million for the three months ending March 31, 2018, compared to $131 million for the three months ending March 31, 2017.

New Accounting Standards and Adjusted Results

HGV adopted Accounting Standards Update 2014-09, Revenue from Contracts with Customers (“ASC 606”) on Jan. 1, 2018, under the modified retrospective method of adoption. The following are some of the significant changes to the Company’s consolidated financial statements:

•

Revenue and direct expense related to sales of VOIs under construction will be recognized when construction is completed, as opposed to recognizing revenue and related expenses under a percentage of completion method;

•	Revenue on prepaid discounted vacation packages will be recognized proportionately as packages are redeemed, as opposed to when the likelihood of redemption is considered remote; and
•	Revenue and expense related to certain sales incentives where HGV acts as the agent will be recognized on a net basis, as opposed to recognized on a gross basis.

The following tables show the estimated impacts that the ASC 606 adjustments would have had to HGV’s quarterly and annual 2017 operating results, EBITDA and adjusted EBITDA, if HGV had adopted ASC 606 utilizing the full retrospective method of adoption.

	2017 Results Prior to ASC 606
($ in millions, except per share data)	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Total revenues	$399	$439	$426	$447	$1,711
Total operating expenses	316	348	350	360	1,374
Net income	50	51	43	183	327
Earnings per share:
Basic	$0.51	$0.51	$0.43	$1.85	$3.30
Diluted	$0.51	$0.51	$0.43	$1.83	$3.28

Net income	$50	$51	$43	$183	$327
Interest expense	7	7	7	6	27
Income tax expense (benefit)	26	33	28	(103)	(16)
Depreciation and amortization	7	7	7	8	29
Interest expense, depreciation and amortization included in equity in earnings from unconsolidated entities	—	—	2	1	3
EBITDA	90	98	87	95	370
Other (gain) loss, net	—	—	(1)	1	—
Share-based compensation expense	3	5	5	2	15
Other adjustment items (1)	1	3	3	3	10
Adjusted EBITDA	$94	$106	$94	$101	$395

(1)	For the year ended Dec. 31, 2017, amount includes $8 million of costs associated with the spin-off transaction.

	2017 Results Adjusted for ASC 606 Adoption
(in millions, except per share data)	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Total revenues	$387	$414	$411	$424	$1,636
Total operating expenses	307	340	342	344	1,333
Net income	47	41	39	166	293
Earnings per share:
Basic	$0.48	$0.41	$0.39	$1.67	$2.95
Diluted	$0.48	$0.41	$0.39	$1.66	$2.94

Net income	$47	$41	$39	$166	$293
Interest expense	7	7	7	6	27
Income tax expense (benefit)	26	26	25	(92)	(15)
Depreciation and amortization	7	7	7	6	27
Interest expense, depreciation and amortization included in equity in earnings from unconsolidated affiliates	—	—	2	1	3
EBITDA	87	81	80	87	335
Other (gain) loss, net	—	—	(1)	1	—
Share-based compensation expense	3	5	5	2	15
Other adjustment items (1)	1	3	3	5	12
Adjusted EBITDA	$91	$89	$87	$95	$362

(1)	For the year ended Dec. 31, 2017, amount includes $8 million of costs associated with the spin-off transaction.

The following table includes revenue and expenses expected to be recognized in the future related to sales of VOIs under construction as of March 31, 2018:

		Expected Revenue Recognition Period
($ in millions)	Remaining Performance Obligation	Q2 2018	Q3 2018	Q4 2018
Deferred revenues	$199	$145	$—	$54
Deferred expenses	83	59	—	24

The following table provides supplemental information of Sales of VOIs for project(s) under construction for three months ended March 31, 2018, and for the year ended Dec. 31, 2017, under the guidance of ASC 605, Revenue Recognition (“ASC 605”) and ASC 978-605, Real Estate – Time-Sharing Activities, Revenue Recognition, which is also referred to herein as the “previous accounting guidance.”

	2018
($ in millions)	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Sales of VOI	$59	$—	$—	$—	$59
Cost of VOI sales	(18)	—	—	—	(18)
Sales, marketing, general and administrative expense	(8)	—	—	—	(8)

	2017
($ in millions)	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Sales of VOI	$9	$13	$11	$17	$50
Cost of VOI sales	(5)	(3)	(3)	(5)	(16)
Sales, marketing, general and administrative expense	(1)	(2)	(2)	(2)	(7)

Outlook

Full-Year 2018

•	2018 guidance reflects the modified retrospective adoption of ASC 606 and may not be comparable to prior year presentations.
•	Net income is projected to be between $290 million and $306 million.
•	EPS is projected to be between $2.93 and $3.09.
•

Adjusted EBITDA is projected to be between $485 million and $505 million, which includes $68 million of net deferral impact related to a project under construction in 2017 due to the adoption of ASC 606.

•	Full-year contract sales are expected to increase between 8 percent and 10 percent.
•	Fee-for-service contract sales are expected to be between 50 percent and 55 percent of full-year contract sales.
•	Free cash flow is projected to be between ($235) million and ($275) million.
•	Adjusted free cash flow is projected to be between ($75) million and ($125) million.(1)
•

Inventory spending, which is included in cash flow from operating activities, is projected to be between $510 million and $530 million. In addition to ongoing and previously announced projects and initiatives, this amount includes approximately $390 million of anticipated spending on new projects during 2018 that have not yet been announced.

(1)	Adjusted free cash flow represents free cash flow less non-recourse debt activity, net

Transactions and Other Events

During the first quarter, HGV formed a joint venture with Strand Capital Group, LLC, to own and develop a 100-unit timeshare resort in Charleston, South Carolina. HGV will invest a total of $10 million for a 50 percent interest in the joint venture, but because HGV is not the primary beneficiary, it will not consolidate the entity. Liberty Place Charleston by Hilton Club will be the fifth property developed in collaboration with Strand in South Carolina as well as HGV and Strand’s first joint venture as development partners.  Construction is expected to begin in the fourth quarter 2018, with completion in the second quarter of 2020. Sales are expected to commence in early 2019. In addition to its ownership stake, HGV will market, sell and manage the property under a fee-for-service agreement with the joint venture.

On March 13, 2018, HNA HLT Holdco I LLC, an affiliate of HNA Tourism Group Co., Ltd., amended the existing Stockholders Agreement dated Oct. 24, 2016, to permit the sale of up to all 24,750,000 shares of HGV common stock prior to the expiration of an existing two-year restricted period, granted HGV the right to repurchase up to 4,340,000 shares of common stock from the seller, and eliminated HNA’s right to designate a certain number of directors to HGV’s board of directors. On March 14, 2018, HGV announced that HNA had priced an underwritten secondary offer of 22,250,000 shares at $46.25 per share. HGV did not offer any shares of common stock in the offering nor receive any proceeds from the sale of shares in the offering. Concurrent with the offering, HGV repurchased 2,500,000 shares of its common stock for a negotiated price of $44.75 per share, which is the same price at which the underwriters purchased shares from the selling stockholder. These shares were retired. Subsequent to the offering, both members of the board of directors appointed by HNA resigned. At present, HGV does not intend to nominate new directors to fill those positions and intends to maintain an eight-member board.

Conference Call

Hilton Grand Vacations will host a conference call on May 3, 2018, at 11 a.m. (EDT) to discuss first-quarter results. Participants may listen to the live webcast by logging onto the Hilton Grand Vacations’ Investor Relations website at http://investors.hgv.com/events-and-presentations. A replay and transcript of the webcast will be available on HGV’s Investor Relations website within 24 hours after the live event.

Alternatively, participants may listen to the live call by dialing 1-888-312-9854 in the U.S. or +1-323-794-2112 internationally. Please use conference ID# 8205589. Participants are encouraged to dial into the call or link to the webcast at least 20 minutes prior to the scheduled start time. A telephone replay will be available for seven days following the call. To access the telephone replay, dial 1-888-203-1112 or +1-719-457-0820 internationally and use conference ID# 8205589.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s beliefs, expectations and assumptions and information currently available to management, and are subject to risks and uncertainties. Actual results could differ materially because of factors such as: inherent business, financial and operating risks of the timeshare industry; adverse economic or market conditions that may affect the purchasing and vacationing decisions of consumers or otherwise harm its business; intense competition in the timeshare industry, which could lead to lower revenue or operating margins; the termination of material fee-for-service agreements with third parties; the ability of the Company to manage risks associated with its international activities, including complying with laws and regulations affecting its international operations; exposure to increased economic and operational uncertainties from expanding global operations, including the effects of foreign currency exchange; potential liability under anti-corruption and other laws resulting from HGV’s global operations; changes in tax rates and exposure to additional tax liabilities; the impact of future changes in legislation, regulations or accounting pronouncements; acquisitions, joint ventures, and strategic alliances that may not result in expected benefits and that may have an adverse effect on its business; its dependence on development activities to secure inventory; cyber-attacks and security vulnerabilities that could lead to reduced revenue, increased costs, liability claims, or harm to its reputation or competitive position; disclosure of personal data that could cause liability and harm to its reputation; abuse of its advertising or social platforms that may harm its reputation or user engagement; outages, data losses, and disruptions of online services; claims against the Company that may result in adverse outcomes in legal disputes; risks associated with its debt agreements and instruments, including variable interest rates, operating and financial restrictions, and its ability to service indebtedness; the continued service and availability of key executives and employees; and catastrophic events or geo-political conditions that may disrupt HGV’s business.

For more information about these risks and uncertainties as well as other potential factors that could affect the Company’s financial results, please refer to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of HGV’s SEC filings, including, but not limited to the Company’s most recent annual report on Form 10-K and quarterly reports on Form 10-Q. All information in this release is as of May 2, 2018. HGV assumes no obligation to update any forward-looking statements or information to conform to actual results or changes in the Company’s expectations.

Non-GAAP Financial Measures

The Company refers to certain non-GAAP financial measures in this press release, including EBITDA, adjusted EBITDA, adjusted EBITDA margins, free cash flow and adjusted free cash flow. Please see the schedules in this press release and “Definitions” for additional information and reconciliations of such non-GAAP financial measures.

About Hilton Grand Vacations Inc.

Hilton Grand Vacations Inc. (NYSE:HGV) is recognized as a leading global timeshare company. With headquarters in Orlando, Fla., Hilton Grand Vacations develops, markets and operates a system of brand-name, high-quality vacation ownership resorts in select vacation destinations. The Company also manages and operates two innovative club membership programs: Hilton Grand Vacations Club® and The Hilton Club®, providing exclusive exchange, leisure travel and reservation services for more than 290,000 Club Members. For more information, visit www.hgv.com and www.hiltongrandvacations.com.

HILTON GRAND VACATIONS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in millions, except share data)

	March 31,	December 31,
	2018	2017
	(unaudited)
ASSETS
Cash and cash equivalents	$85	$246
Restricted cash	69	51
Accounts receivable, net	117	112
Timeshare financing receivables, net	1,074	1,071
Inventory	564	509
Property and equipment, net	235	238
Investment in unconsolidated affiliate	37	41
Intangible assets, net	73	72
Other assets	111	44
TOTAL ASSETS	$2,365	$2,384
LIABILITIES AND EQUITY
Liabilities:
Accounts payable, accrued expenses and other	$296	$339
Advanced deposits	92	104
Debt, net	479	482
Non-recourse debt, net	544	583
Deferred revenues	326	109
Deferred income tax liabilities	228	249
Total liabilities	1,965	1,866
Equity:
Preferred stock, $0.01 par value; 300,000,000 authorized shares, none issued or outstanding as of March 31, 2018 and December 31, 2017	—	—
Common stock, $0.01 par value; 3,000,000,000 authorized shares, 96,821,553 issued and outstanding as of March 31, 2018 and 99,136,304 issued and outstanding as of December 31, 2017	1	1
Additional paid-in capital	161	162
Accumulated retained earnings	238	355
Total equity	400	518
TOTAL LIABILITIES AND EQUITY	$2,365	$2,384

HILTON GRAND VACATIONS INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(in millions, except per share amounts)

	Three Months Ended
	March 31,
	2018	2017
Revenues
Sales of VOIs, net	$78	$118
Sales, marketing, brand and other fees	125	130
Financing	38	35
Resort and club management	39	36
Rental and ancillary services	51	46
Cost reimbursements	36	34
Total revenues	367	399
Expenses
Cost of VOI sales	19	33
Sales and marketing	161	152
Financing	11	10
Resort and club management	11	10
Rental and ancillary services	28	27
General and administrative	23	23
Depreciation and amortization	8	7
License fee expense	23	20
Cost reimbursements	36	34
Total operating expenses	320	316
Interest expense	(7)	(7)
Equity in earnings from unconsolidated affiliates	1	—
Other loss, net	(1)	—
Income before income taxes	40	76
Income tax expense	(10)	(26)
Net income	$30	$50
Earnings per share:
Basic	$0.31	$0.51
Diluted	$0.30	$0.51

HILTON GRAND VACATIONS INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(in millions)

	Three Months Ended
	March 31,
	2018	2017
Operating Activities
Net income	$30	$50
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	8	7
Amortization of deferred financing costs and other	1	1
Provision for loan losses	12	11
Share-based compensation	3	3
Deferred income (benefits) taxes	(8)	6
Other loss, net	1	—
Equity in earnings from unconsolidated affiliates	(1)	—
Distributions received from unconsolidated affiliates	1	—
Net changes in assets and liabilities:
Accounts receivable, net	(5)	8
Timeshare financing receivables, net	(15)	(4)
Inventory	(19)	6
Other assets	(51)	(29)
Accounts payable, accrued expenses and other	(42)	36
Advanced deposits	5	4
Deferred revenues	105	36
Net cash provided by operating activities	25	135
Investing Activities
Capital expenditures for property and equipment	(14)	(8)
Software capitalization costs	(4)	(2)
Return of investment from unconsolidated affiliates	9	—
Investment in unconsolidated affiliates	(5)	—
Net cash used in investing activities	(14)	(10)
Financing Activities
Issuance of non-recourse debt	—	350
Repurchase and retirement of common stock	(112)	—
Repayment of non-recourse debt	(39)	(344)
Repayment of debt	(3)	(3)
Debt issuance costs	(2)	(5)
Payment of withholding taxes on vesting of restricted stock units	(1)	—
Capital contribution	3	—
Net cash used in financing activities	(154)	(2)
Net (decrease) increase in cash, cash equivalents and restricted cash	(143)	123
Cash, cash equivalents and restricted cash, beginning of period	297	151
Cash, cash equivalents and restricted cash, end of period	$154	$274

Supplemental disclosure of non-cash operating activities:
Cumulative effect of adoption of new accounting standards	$38	—

HILTON GRAND VACATIONS INC.

FREE CASH FLOWS RECONCILIATION

(in millions)

	Three Months Ended
	March 31,
	2018	2017
Cash Flow from operations	$25	$135
Capital expenditures for property and equipment	(14)	(8)
Software capitalization costs	(4)	(2)
Free Cash Flow	7	125
Non-recourse debt activity, net	(39)	6
Adjusted Free Cash Flow (1)	$(32)	$131

(1)	Adjusted free cash flow represents free cash flow less non-recourse debt activity, net

HILTON GRAND VACATIONS INC.

SEGMENT REVENUE RECONCILIATION

(in millions)

	Three Months Ended
	March 31,
	2018	2017
Revenues:
Real estate sales and financing	$241	$283
Resort operations and club management	98	88
Segment revenues	339	371
Cost reimbursements	36	34
Intersegment eliminations	(8)	(6)
Total revenues	$367	$399

HILTON GRAND VACATIONS INC.

SEGMENT EBITDA TO NET INCOME

(in millions)

	Three Months Ended March 31,
	2018	2017
Net Income	$30	$50
Interest expense	7	7
Income tax expense	10	26
Depreciation and amortization	8	7
Interest expense, depreciation and amortization included in equity in earnings from unconsolidated affiliates	1	—
EBITDA	56	90
Other loss, net	1	—
Share-based compensation expense	3	3
Other adjustment items (1)	2	1
Adjusted EBITDA	$62	$94

Adjusted EBITDA:
Real estate sales and financing (2)	$44	$83
Resort operations and club management (2)	59	51
Segment Adjusted EBITDA	103	134
Adjustments:
Adjusted EBITDA from unconsolidated affiliates	2	—
License fee expense	(23)	(20)
General and administrative (3)	(20)	(20)
Adjusted EBITDA	$62	$94
Adjusted EBITDA margin %	16.9%	23.6%
EBITDA margin %	15.3%	22.6%

(1)	For the three months ended March 31, 2018 and 2017, amounts include $2 million and $1 million, respectively, of costs associated with the spin-off transaction.
(2)	Includes intersegment eliminations and other adjustments.
(3)	Excludes share-based compensation and other adjustment items.

HILTON GRAND VACATIONS INC.

REAL ESTATE SALES MARGIN DETAIL SCHEDULE

(in millions, except Tour Flow and VPG)

	Three Months Ended March 31,
	2018	2017
Contract sales	$329	$287
Tour flow	77,700	72,405
VPG	$3,997	$3,737
Owned contract sales mix	48.3%	39.7%
Fee-for-service contract sales mix	51.7%	60.3%
Sales of VOIs, net	$78	$118
Adjustments:
Fee-for-service sales (1)	170	173
Loan loss provision	12	11
Reportability and other:
Deferrals of Sales of VOIs under construction	66	1
Fee-for-service sale upgrades	(8)	(16)
Other (2)	11	—
Contract sales	$329	$287
Sales of VOIs, net	$78	$118
Sales, marketing, brand and other fees	125	130
Less:
Marketing revenue and other fees	27	32
Sales revenue	176	216
Less:
Cost of VOI sales	19	33
Sales and marketing expense, net (3)	126	112
Real estate margin	$31	$71
Real estate margin percentage	17.6%	32.9%

(1)	Represents contract sales from fee-for-service properties on which the Company earns commissions and brand fees.
(2)	Includes adjustments for revenue recognition, including amounts in rescission and sales incentives.
(3)

Includes revenue recognized through our marketing programs for existing owners and prospective first-time buyers.  In Dec. 2017, HGV revised its definition of Sales and marketing expense, net to include revenues associated with sales incentives, title service and document compliance revenue to better align with how the Company evaluates the results of its real estate operations. This adjustment was retrospectively applied to prior period(s) to conform with the current presentation. See Supplemental Information Real Estate Margin on page 19 for additional information.

HILTON GRAND VACATIONS INC.

FINANCING MARGIN DETAIL SCHEDULE

(in millions)

	Three Months Ended March 31,
	2018	2017
Interest income	$34	$32
Other financing revenue	4	3
Financing revenue	38	35
Consumer financing interest expense	4	4
Other financing expense	7	6
Financing expense	11	10
Financing margin	$27	$25
Financing margin percentage	71.1%	71.4%

HILTON GRAND VACATIONS INC.

RESORT AND CLUB MARGIN DETAIL SCHEDULE

(in millions, except for Members and Net Owner Growth)

	Three Months Ended March 31,
	2018	2017
Members	292,120	272,869
Net Owner Growth (NOG) (1)	19,251	18,279
Net Owner Growth % (NOG%)	7.1%	7.2%
Club management revenue	$23	$21
Resort management revenue	16	15
Resort and club management revenues	39	36
Club management expense	6	5
Resort management expense	5	5
Resort and club management expenses	11	10
Resort and club management margin	$28	$26
Resort and club management margin percentage	71.8%	72.2%

(1)	Net Owner Growth over the last twelve months.

HILTON GRAND VACATIONS INC.

RENTAL AND ANCILLARY MARGIN DETAIL SCHEDULE

(in millions)

	Three Months Ended March 31,
	2018	2017
Rental revenues	$45	$41
Ancillary services revenues	6	5
Rental and ancillary services revenues	51	46
Rental expenses	23	23
Ancillary services expense	5	4
Rental and ancillary services expenses	28	27
Rental and ancillary services margin	$23	$19
Rental and ancillary services margin percentage	45.1%	41.3%

HILTON GRAND VACATIONS INC.

REAL ESTATE SALES AND FINANCING SEGMENT ADJUSTED EBITDA

(in millions)

	Three Months Ended
	March 31,
	2018	2017
Sales of VOIs, net	$78	$118
Sales, marketing, brand and other fees	125	130
Financing	38	35
Real estate sales and financing segment revenues	241	283
Cost of VOI sales	(19)	(33)
Sales and marketing	(161)	(152)
Financing	(11)	(10)
Marketing package sales	(8)	(6)
Share-based compensation	1	1
Other adjustment items	1	—
Real estate sales and financing segment adjusted EBITDA	$44	$83
Real estate sales and financing segment adjusted EBITDA margin percentage	18.3%	29.3%

HILTON GRAND VACATIONS INC.

RESORT AND CLUB MANAGEMENT SEGMENT ADJUSTED EBITDA

(in millions)

	Three Months Ended
	March 31,
	2018	2017
Resort and club management	$39	$36
Rental and ancillary services	51	46
Marketing package sales	8	6
Resort and club management segment revenue	98	88
Resort and club management	(11)	(10)
Rental and ancillary services	(28)	(27)
Resort and club segment adjusted EBITDA	$59	$51
Resort and club management segment adjusted EBITDA margin percentage	60.2%	58.0%

Supplemental Information on the Adoption of ASC 606

The following tables provide supplemental information on our condensed consolidated statement of operations, Adjusted EBITDA and real estate margin for the three months ended March 31, 2018, compared to the previous accounting guidance.

HILTON GRAND VACATIONS INC.

NEW ACCOUNTING STANDARD ADOPTION – EFFECT ON THE THREE MONTHS ENDED MARCH 31, 2018

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions, except per share amounts)

	Three Months Ended March 31, 2018
($ in millions)	As Reported	Effects of ASC 606	Previous Accounting Guidance	Three Months Ended March 31, 2017
Revenues
Sales of VOIs, net	$78	$59	$137	$118
Sales, marketing, brand and other fees	125	4	129	130
Financing	38	—	38	35
Resort and club management	39	—	39	36
Rental and ancillary services	51	—	51	46
Cost reimbursements	36	—	36	34
Total revenues	367	63	430	399
Expenses
Cost of VOI sales	19	18	37	33
Sales and marketing	161	12	173	152
Financing	11	—	11	10
Resort and club management	11	—	11	10
Rental and ancillary services	28	—	28	27
General and administrative	23	—	23	23
Depreciation and amortization	8	—	8	7
License fee expense	23	—	23	20
Cost reimbursements	36	—	36	34
Total operating expenses	320	30	350	316
Interest expense	(7)	—	(7)	(7)
Equity in earnings from unconsolidated affiliates	1	—	1	—
Other loss, net	(1)	—	(1)	—
Income before income taxes	40	33	73	76
Income tax expense	(10)	(9)	(19)	(26)
Net income	$30	$24	$54	$50
Earnings per share:
Basic	$0.31	$0.24	$0.55	$0.51
Diluted	$0.30	$0.24	$0.54	$0.51

HILTON GRAND VACATIONS INC.

NEW ACCOUNTING STANDARD ADOPTION – EFFECT ON THE THREE MONTHS ENDED MARCH 31, 2018

SEGMENT EBITDA TO NET INCOME

(in millions)

	Three Months Ended March 31, 2018
	As Reported	Effects of ASC 606	Previous Accounting Guidance	Three Months Ended March 31, 2017
Net Income	$30	$24	$54	$50
Interest expense	7	—	7	7
Income tax expense	10	9	19	26
Depreciation and amortization	8	—	8	7
Interest expense, depreciation and amortization included in equity in earnings from unconsolidated affiliates	1	—	1	—
EBITDA	56	33	89	90
Other loss, net	1	—	1	—
Share-based compensation expense	3	—	3	3
Other adjustment items (1)	2	—	2	1
Adjusted EBITDA	$62	$33	$95	$94

Adjusted EBITDA:
Real estate sales and financing (2)	$44	$33	$77	$83
Resort operations and club management (2)	59	—	59	51
Segment Adjusted EBITDA	103	33	136	134
Adjustments:
Adjusted EBITDA from unconsolidated affiliates	2	—	2	—
License fee expense	(23)	—	(23)	(20)
General and administrative (3)	(20)	—	(20)	(20)
Adjusted EBITDA	$62	$33	$95	$94
Adjusted EBITDA margin %	16.9%	52.4%	22.1%	23.6%
EBITDA margin %	15.3%	52.4%	20.7%	22.6%
(1)	For the three months ended March 31, 2018 and 2017, amounts include $2 million and $1 million, respectively, of costs associated with the spin-off transaction.
(2)	Includes intersegment eliminations and other adjustments.
(3)	Excludes share-based compensation and other adjustment items.

HILTON GRAND VACATIONS INC.

NEW ACCOUNTING STARNDARD ADOPTION – EFFECT ON THE THREE MONTHS ENDED MARCH 31, 2018

REAL ESTATE MARGIN

(in millions)

	Three Months Ended March 31, 2018
	As Reported	Effect of ASC 606	Previous Accounting Guidance	Three Months Ended March 31, 2017
Sales of VOIs, net	$78	$59	$137	$118
Sales, marketing, brand and other fees	125	4	129	130
Less:
Marketing revenue and other fees	27	4	31	32
Sales revenue	176	59	235	216
Less:
Cost of VOI sales	19	18	37	33
Sales and marketing expense, net	126	8	134	112
Real estate margin	$31	$33	$64	$71
Real estate margin percentage	17.6%	55.9%	27.2%	32.9%

HILTON GRAND VACATIONS INC.

FORWARD-YEAR ADJUSTED EBITDA RECONCILIATION

(in millions, except share data)

	2018 Low Case	2018 High Case
Contract Sales	8.0%	10.0%
Fee-for-service as % of contract sales	50%	55%

Net Income	$290	$306
Income tax expense	107	113
Pre-tax income	397	419
Interest expense	29	27
Depreciation and amortization	34	32
Interest expense and depreciation and amortization included in equity in earnings from unconsolidated affiliates	5	5
EBITDA	465	483
Share-based compensation expense	19	19
Other adjustment items	1	3
Adjusted EBITDA	$485	$505

Adjusted EBITDA	$485	$505
General and administrative	88	86
License fee expense	95	97
Adjusted EBITDA from unconsolidated affiliate	(8)	(9)
Segment EBITDA	$660	$679

Diluted shares	99	99
Earnings per share - diluted	$2.93	$3.09

Cash flow from operating activities (1)	$(215)	$(185)
Non-inventory capex	(60)	(50)
Free Cash Flow	(275)	(235)
Net proceeds from securitization activity	150	160
Adjusted Free Cash Flow	$(125)	$(75)

(1)

Inventory spending, which is included in cash flow from operating activities, is projected to be between $510 million and $530 million.  In addition to ongoing and previously announced projects and initiatives, this amount includes approximately $390 million of anticipated spending on new projects during 2018 that have not yet been announced.

The following table provides supplemental information of the Sales of VOIs for a project under construction in 2017, but will be deferred until 2018 when the project is completed due to the adoption of ASC 606.

	2018 Low Case	2018 High Case
Net deferral impact	$(68)	$(68)

HILTON GRAND VACATIONS INC.

DEFINITIONS

EBITDA and Adjusted EBITDA

EBITDA, presented herein, is a financial measure that is not recognized under U.S. GAAP that reflects net income (loss), before interest expense (excluding non-recourse debt), a provision for income taxes and depreciation and amortization. Adjusted EBITDA, presented herein, is calculated as EBITDA, as previously defined, further adjusted to exclude certain items, including, but not limited to, gains, losses and expenses in connection with: (i) asset dispositions; (ii) foreign currency transactions; (iii) debt restructurings/retirements; (iv) non-cash impairment losses; (v) reorganization costs, including severance and relocation costs; (vi) share-based and certain other compensation expenses; (vii) costs related to the spin-off; and (viii) other items.

EBITDA and adjusted EBITDA are not recognized terms under U.S. GAAP and should not be considered as alternatives to net income (loss) or other measures of financial performance or liquidity derived in accordance with U.S. GAAP. In addition, our definitions of EBITDA and adjusted EBITDA may not be comparable to similarly titled measures of other companies.

HGV believes that EBITDA and adjusted EBITDA provide useful information to investors about us and our financial condition and results of operations for the following reasons: (i) EBITDA and adjusted EBITDA are among the measures used by our management team to evaluate our operating performance and make day-to-day operating decisions; and (ii) EBITDA and adjusted EBITDA are frequently used by securities analysts, investors and other interested parties as a common performance measure to compare results or estimate valuations across companies in our industry. EBITDA and adjusted EBITDA have limitations as analytical tools and should not be considered either in isolation or as a substitute for net income (loss), cash flow or other methods of analyzing our results as reported under U.S. GAAP. Some of these limitations are:

•	EBITDA and adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs;
•

EBITDA and adjusted EBITDA do not reflect our interest expense (excluding interest expense on non-recourse debt), or the cash requirements necessary to service interest or principal payments on our indebtedness;

•	EBITDA and adjusted EBITDA do not reflect our tax expense or the cash requirements to pay our taxes;
•	EBITDA and adjusted EBITDA do not reflect historical cash expenditures or future requirements for capital expenditures or contractual commitments;
•	EBITDA and adjusted EBITDA do not reflect the effect on earnings or changes resulting from matters that we consider not to be indicative of our future operations;
•	EBITDA and adjusted EBITDA do not reflect any cash requirements for future replacements of assets that are being depreciated and amortized;
•	EBITDA and adjusted EBITDA may be calculated differently from other companies in our industry limiting their usefulness as comparative measures.

Because of these limitations, EBITDA and adjusted EBITDA should not be considered as discretionary cash available to us to reinvest in the growth of our business or as measures of cash that will be available to us to meet our obligations.

Real Estate Metrics

Contract sales represents the total amount of VOI products under purchase agreements signed during the period where HGV has received a down payment of at least 10 percent of the contract price. Contract sales is not a recognized term under U.S. GAAP and should not be considered in isolation or as an alternative to Sales of VOIs, net or any other comparable operating measure derived in accordance with U.S. GAAP. Contract sales differ from revenues from the Sales of VOIs, net that HGV reports in its consolidated statements of operations due to the requirements for revenue recognition as described in Note 2: Basis of Presentation and Summary of Significant Accounting Policies in the Company’s audited consolidated financial statements, as well as adjustments for incentives and other administrative fee revenues. HGV considers contract sales to be an important operating measure because it reflects the pace of sales in HGV’s business.

Developed Inventory refers to VOI inventory source from projects the Company develops.

Fee-for-Service Inventory refers to VOI inventory HGV sells and manages on behalf of first-party developers.

Just-in-Time Inventory refers to VOI inventory primarily sourced in transactions that are designed to closely correlate the timing of the acquisition with HGV’s sale of that inventory to purchasers.

NOG or Net Owner Growth represents the year-over-year change in membership.

Real estate margin represents sales revenue less the cost of VOI sales and sales and marketing costs, net of marketing revenue. Real estate margin percentage is calculated by dividing real estate margin by sales revenue. HGV considers this to be an important operating measure because it measures the efficiency of the Company’s sales and marketing spending and management of inventory costs.

Sales revenue represents sale of VOIs, net and commissions and brand fees earned from the sale of fee-for-service intervals.

Tour flow represents the number of sales presentations given at HGV’s sales centers during the period.

Volume per guest (“VPG”) represents the sales attributable to tours at HGV’s sales locations and is calculated by dividing Contract sales, excluding telesales, by tour flow. The Company considers VPG to be an important operating measure because it measures the effectiveness of HGV’s sales process, combining the average transaction price with closing rate.

Free cash flow represents cash from operating activities adjusted for share based compensation, less non-inventory capital spending.

Adjusted free cash flow represents free cash flow less non-recourse debt activities, net.

Resort and Club Management and Rental Metrics

Transient rate represents the total rental room revenue for transient guests divided by total number of transient room nights sold in a given period and excludes room rentals associated with marketing programs, owner usage and the redemption of Club Bonus Points.

SUPPLEMENTAL INFORMATION

REAL ESTATE MARGIN

(in millions)

	2017
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Sales of VOIs, net	$118	$143	$145	$142	$548
Sales, marketing, brand and other fees	130	144	127	143	544
Less:
Marketing revenue and other fees	32	43	34	36	145
Sales revenue	216	244	238	249	947
Less:
Cost of VOI sales	33	34	40	41	148
Sales and marketing expense, net (1)	112	120	132	128	492
Real estate margin	$71	$90	$66	$80	$307
Real estate margin percentage	32.9%	36.9%	27.7%	32.1%	32.4%

(1)

Includes revenue recognized through our marketing programs for existing owners and prospective first-time buyers. For the year ended December 31, 2017, HGV revised its definition of Sales and marketing expense, net to include revenues associated with sales incentives, title service and document compliance revenue to better align with how the Company evaluates the results of its real estate operations. This adjustment was retrospectively applied to prior period(s) to conform with the current presentation.